SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 21, 2005


                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      000-23016               13-3714405
  -----------------------------    ------------------------     --------------
  (State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation or organization)                                 Ident. No.)


11445 Cronhill Drive, Owing Mills, Maryland                  21117
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 (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      (410)-581-8042
                                                        --------------


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         (Former name or former address, if changed since last report.)

Item 8.01 Other Events

      The Medifast Annual Meeting of Shareholders was held on September 16, 2005 at The Roland E. Powell Convention Center, located at 4001 Coastal Hwy, Ocean City, Maryland, 21842. The shareholders voted the following directors to the Board of Directors of Medifast, Inc.

Class II Directors:

Michael C. MacDonald (96% of shareholders voted FOR)
Mary T. Travis** (98% of shareholder voted FOR)
Joseph D. Calderone, O.S.A.** (98% of shareholders voted FOR)

Class III Directors:

Michael J. McDevitt (97% of shareholders voted FOR)
George Lavin, Jr., Esq.** (98% of shareholders voted FOR)

** Independent Director; independence in accordance and as determined by the rules of the American Stock Exchange. After the election the Company has a majority of Independent Directors.

Class II Directors will hold office for a three-year period until 2008. Class III Directors will hold office until the next Annual Shareholders Meeting at which time their respective class term expires and their respective successors will be duly elected and qualified.

Additionally, the shareholders approved the appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman Alliance, as the Company's independent auditors for the fiscal year ending December 31, 2005. Lastly, the shareholders voted to increase the number of authorized shares of common stock by 5 million shares to 20 million shares authorized.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  September 21, 2005

                                            /s/  Bradley T. MacDonald
                                            ------------------------------------
                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer